UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0488686
(State of incorporation)	(I.R.S. Employer Identification No.)

11588 Sorrento Valley Road, Suite 17
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 Par Value	American Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered

     The capital stock of Halozyme Therapeutics, Inc. (the “Company” or “Registrant”) to be registered on the American Stock Exchange (the “Exchange”) is the Registrant’s Common Stock with a par value of $0.001 per share.

     The description of the Registration’s Common Stock contained in the Company’s latest prospectus dated July 23, 2004, filed as a part of Registration Statement on Form SB-2/A, File No. 333-114776, is incorporated by reference. An index appears on the outside back cover page of the prospectus.

Item 2. Exhibits

     Not applicable.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 27, 2004

Halozyme Therapeutics, Inc.

By:	/s/ Jonathan E. Lim Jonathan E. Lim, M.D. President and Chief Executive Officer